As filed with the Securities and Exchange Commission on December 22, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
______________________
THE ANDERSONS, INC.
(Exact name of registrant as specified in its charter)
______________________

Ohio (State or other jurisdiction of incorporation or organization)	34-1562374 (I.R.S. Employer Identification Number)

1947 Briarfield Boulevard, Maumee, Ohio (Address of Principal Executive Offices)	43537 (Zip Code)
______________________
The Andersons, Inc. Amended and Restated 2004 Employee Share Purchase Plan
(Full title of the plan)
______________________
Christine M. Castellano
Executive Vice President, General Counsel & Corporate Secretary
The Andersons, Inc.
1947 Briarfield Boulevard
Maumee, Ohio 43537
(419) 893-5050
(Name, address and telephone number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
______________________

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of The Andersons, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 270,000 additional common shares, no par value (the “Common Shares”), under the Amended and Restated 2004 Employee Share Purchase Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2019 (Registration No. 333-233862), December 11, 2006 (Registration No. 333-139253), and September 28, 2004 (Registration No. 333-119333).

As filed with the Securities and Exchange Commission on December 22, 2023
Registration No. 333-

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The following documents filed by the Company under the Securities and Exchange Act of 1934, as amended are incorporated herein by reference to this Registration Statement.

(a)the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 23, 2023, which contains the Company's audited financial statements for the latest fiscal year for which such statements have been filed;
(b)the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the Commission on May 4, 2023, August 3, 2023 and November 8, 2023, respectively;
(c)the Company's Current Reports on Form 8-K, filed with the Commission on April 6, 2023 and May 9, 2023;
(d)The description of the Company’s Common Shares contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on February 24, 2022, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed (but not "furnished") by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number		Description of Document

5.1	*	Opinion of counsel regarding the legality of common stock being registered

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of counsel (included in opinion filed as Exhibit 5.1)

99.1
The Andersons, Inc. Amended and Restated 2004 Employee Share Purchase Plan (incorporated by reference to Appendix A of The Andersons, Inc. Proxy Statement for its 2023 Annual Shareholders Meeting, filed with the Commission on March 9, 2023).

107	*	Filing fee table

	*	Filed Herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on December 22, 2023.

THE ANDERSONS, INC.

By:	/s/ Patrick E. Bowe
Name:	Patrick E. Bowe
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date	Signature	Title	Date
/s/ Patrick E. Bowe	Chief Executive Officer	12/22/2023	/s/ Gary A. Douglas	Director	12/22/2023
Patrick E. Bowe	(Principal Executive Officer)		Gary A. Douglas

/s/ Brian A. Valentine	Executive Vice President and Chief Financial Officer	12/22/2023	/s/ Pamela S. Hershberger	Director	12/22/2023
Brian A. Valentine	(Principal Financial Officer)		Pamela S. Hershberger

/s/ Michael T. Hoelter	Vice President, Corporate Controller & Investor Relations	12/22/2023	/s/ Catherine M. Kilbane	Director	12/22/2023
Michael T. Hoelter	(Principal Accounting Officer)		Catherine M. Kilbane

/s/ Michael J. Anderson, Sr.	Chairman	12/22/2023	/s/ Robert J. King, Jr.	Director	12/22/2023
Michael J. Anderson, Sr.			Robert J. King, Jr.

/s/ Gerard M. Anderson	Director	12/22/2023	/s/ Ross W. Manire	Director	12/22/2023
Gerard M. Anderson			Ross W. Manire

/s/ Steven K. Campbell	Director	12/22/2023	/s/ John T. Stout, Jr.	Director	12/22/2023
Steven K. Campbell			John T. Stout, Jr.